TECH/OPS SEVCON, INC.

155 NORTHBORO ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772
TELEPHONE (508) 281-5510

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Edwards Angell Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, January 26, 2010, for the following purposes:

1.	To elect as directors the three persons named in the Company’s proxy statement for the meeting, each to hold office for a term of three years.

2.	To approve an amendment of the Company’s 1996 Equity Incentive Plan increasing the number of shares authorized for issuance.

3.	To ratify the selection of Caturano and Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on December 2, 2009 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                                                                                                                                           By order of the Board of Directors,

                                                                                                                                                           MATTHEW C. DALLETT
                                                                                                                                           Secretary

Dated December 17, 2009

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on January 26, 2010:

This Proxy Statement and the Annual Report are available to the Company’s stockholders electronically via the Internet at www.proxyvote.com

Approximate Date of Mailing:  December 17, 2009

The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company to be held on Tuesday, January 26, 2010, at 5:00 p.m. at the offices of Edwards Angell Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, and any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or e-mail. Forms of proxy and proxy materials will also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

On December 2, 2009, the Company had outstanding 3,326,322 shares of Common Stock, $.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 2, 2009 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, FOR the amendment increasing the authorized shares under the Company’s 1996 Equity Incentive Plan and FOR the ratification of the selection of the Company’s independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as to the ownership of the Company’s Common Stock as of December 2, 2009 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors and nominees for director is shown in the table on pages 3 and 4 below.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Mario J. Gabelli/GGCP, Inc./GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	701,527(2)	21.1%

Dr. Marvin G. Schorr 330 Beacon Street Boston, MA 02116	364,278	11.0%

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Bernard F. Start Water Ridge, Front Street, Corbridge, Northumberland, NE46 2JY, United Kingdom	242,477	7.3%

Wells Fargo & Company Wachovia Securities LLC (3) 420 Montgomery Street San Francisco, CA	222,448	6.7%

Paul D. Sonkin/Hummingbird Management LLC/Hummingbird Capital, LLC (4) 460 Park Avenue, 12th Floor New York, New York 10022	211,925	6.4%

Matthew Boyle Tech/Ops Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	77,400(5)	2.3%

Paul N. Farquhar Tech/Ops Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	27,000	(#)

All current executive officers and directors as a group (8 persons)	850,635(5)	25.3%

(#)	Less than 1%

(1)	Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed or shares that power with his spouse.

(2)
As reported on Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on July 27, 2009, each of Mr. Gabelli, GGCP, Inc. and GAMCO Investors, Inc. is the beneficial owner of the shares shown, which are held in investment advisory accounts of various subsidiaries of GGCP, Inc. and GAMCO Investors, Inc. As reported in that Schedule 13D/A, GAMCO Asset Management, Inc., a subsidiary of GAMCO Investors, Inc., has sole voting and investment power with respect to 435,519 of such shares (13.1% of the class) and Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc., has sole voting and investment power with respect to 200,006 of such shares (6.0% of the class). Teton Advisors, Inc., which is controlled by Mr. Gabelli and GGCP, Inc., has sole voting and investment power with respect to 66,002 of such shares (2.0% of the class).

(3)	As reported on Schedule 13G/A filed with the SEC on January 27, 2009, the shares shown are held by Wachovia Securities LLC, an investment adviser subsidiary of Wells Fargo & Company.

(4)
As reported on Schedule 13D/A filed with the SEC on May 7, 2007, Mr. Sonkin is the managing member and control person of Hummingbird Management, LLC and of Hummingbird Capital, LLC, which are the investment manager and general partner, respectively, of two investment funds that hold the shares shown. Hummingbird Management, LLC and Hummingbird Capital, LLC each disclaims beneficial ownership of such shares.

(5)	Includes the following shares subject to stock options exercisable within sixty days: Mr. Boyle (26,000), all current executive officers and directors as a group (29,000).

PROPOSAL 1:     ELECTION OF DIRECTORS

Board of Directors and Nominees for Election

The Company’s Board of Directors has fixed the number of directors at seven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of three of the Company’s current directors, Maarten D. Hemsley, Dr. Marvin G. Schorr and David R. A. Steadman, expire at the annual meeting. Based on the recommendation of its Nominating and Governance Committee, the Board has nominated Messrs. Hemsley, Schorr and Steadman for re-election to new three-year terms. Each nominee has consented to serve if elected, and the Company is not presently aware of any reason that would prevent any nominee from serving as a director. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

The following table contains information on the nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
Matthew Boyle (3) Age – 47	2011	President and Chief Executive Officer of the Company since November 1997. Vice President and Chief Operating Officer of the Company from November 1996 to November 1997.	1997	77,400 (2.3%)(1)
*Maarten D. Hemsley (4)(5) Age – 60	2010	Former Chief Financial Officer and currently a director of Sterling Construction Company, Inc., a NASDAQ listed company involved in civil construction in Texas and Nevada. Senior fund manager at North Atlantic Value LLP, part of the J. O. Hambro Capital Management Group, London, England, since 2001. President of Bryanston Management Ltd., a specialized financial services company, since 1993. Director of a number of UK privately-held companies.	2003	13,000 (#)(2)
Paul B. Rosenberg (4)(6) Age – 77	2012	Former Treasurer of the Company.	1988	94,480 (2.8%)
*Dr. Marvin G. Schorr (3)(5)(6) Age – 84	2010	Chairman of the Company’s Board of Directors from January 1988 until January 2005. Prior to that, Chairman of the Board of Directors and President of Tech/Ops, Inc., the Company’s predecessor. Also a director emeritus of Brooks Automation, Inc.	1951	364,278 (11.0%)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
Bernard F. Start Age – 71	2012	Vice-Chairman of the Board since November 1997. President and Chief Executive Officer of the Company from January 1988 to November 1997.	1988	242,477 (7.3%)
*David R. A. Steadman (3)(4)(6) Age – 72	2010	Chairman of the Company’s Board of Directors since January 2005. President of Atlantic Management Associates, Inc., a management services firm, since 1988. Director of Aavid Thermal Technologies, Inc., a director of Sterling Construction Company, Inc. and a director of several privately held companies.	1997	22,000 (#)
Paul O. Stump (4)(5) Age – 57	2011	President and Chief Executive Officer of Telequip Corporation, a manufacturer of coin dispensing equipment, from 1997 to 2007. Currently Vice President of Engineering of Telequip Corporation.	2005	10,000 (#)

†	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed or shares that power with his spouse.
(#)	Less than 1%
(1)	Includes 26,000 shares subject to stock options exercisable within sixty days.
(2)	Includes 3,000 shares subject to stock options exercisable within sixty days.
(3)	Member of the Executive Committee.
(4)	Member of the Audit Committee.
(5)	Member of the Compensation Committee.
(6)	Member of the Nominating and Governance Committee.

Vote Required

Pursuant to the Company’s by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Broker non-votes and votes withheld will not be treated as votes cast and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of
Messrs. Hemsley, Schorr and Steadman as directors.

PROPOSAL 2:	APPROVAL OF AN AMENDMENT OF THE 1996 EQUITY INCENTIVE PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

General

The Company is seeking stockholder approval of an amendment to its 1996 Equity Incentive Plan (the “Equity Plan”) increasing the number of shares of common stock authorized for issuance by 200,000. Approval of the amended Equity Plan will also constitute re-approval of the material terms of the Plan’s performance goals for purposes of Rule 162(m) of the U.S. tax code, as described below. Since 1996 the stockholders have approved an aggregate of 250,000 shares for issuance under the 1996 Equity Incentive Plan and 50,000 shares under the 1998 Directors Stock Option Plan. The Directors Stock Option Plan was merged with the 1996 Equity Incentive Plan in January 2004. Of the 300,000 shares previously approved, only 54,500 remained available for grant as of December 2, 2009, as the other shares have been granted to key employees and directors. If approved, the increase of 200,000 shares, combined with the 54,500 still available for issuance under the Equity Plan and 63,500 options still outstanding, would represent 9.56% of the 3,326,322 shares issued and outstanding as of December 2, 2009. The Company expects to use the additional authorized shares for continued periodic equity grants to key employees, directors and consultants.

The Company has not increased the number of shares authorized for issuance to directors and employees since the 2003 annual meeting.  The Equity Plan is the Company’s sole vehicle for granting equity awards and will terminate on January 27, 2014.

The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company, to provide them an incentive to achieve long-range performance goals and to enable them to participate in the Company’s long-term growth. The Equity Plan also serves to align the interests of non-employee directors with those of the stockholders by increasing the directors’ proprietary interest in the Company’s growth and success, since a portion of the directors’ compensation is paid in the form of shares. This also helps attract and retain well-qualified persons to serve as directors. As of December 2, 2009, six key employees and six non-employee directors were eligible for awards under the Equity Plan. The Equity Plan is administered by a committee (the "Committee") of not less than three members of the Board of Directors, currently the Compensation Committee. The Committee may make awards to the Company’s employees, directors and consultants based on their past or anticipated contributions to the achievement of the Company’s objectives and other relevant matters.

The Board of Directors believes that the amendment is needed to ensure that a sufficient number of shares are available to be issued under the Equity Plan in the future in order to provide appropriate equity incentives to attract, motivate and retain key employees, directors and consultants of the Company.

Shares Subject to Awards

Assuming approval of this proposal, 254,500 shares will be available for awards under the Equity Plan. The number and kind of shares are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Company’s Common Stock. If any outstanding or future award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares which would have been issuable will again be available for award under the Equity Plan.

Description of Awards

The Equity Plan provides for the following basic types of awards:

Restricted Stock. The Committee may grant shares of Common Stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture.

Restricted Stock Units. The Committee may grant the right to receive shares of Common Stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of “units,” each representing the equivalent of one share of Common Stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation of the Company. In the discretion of the Committee, units may be awarded with rights to the payment of dividend equivalents.

               Stock Options. The Committee may grant options to purchase shares of Common Stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the Common Stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Committee may determine, including by delivery of a note (other than for a director or executive officer) or shares of Common Stock valued at their fair market value on the date of delivery.

Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (SARs), under which the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

Awards under the Equity Plan contain such terms and conditions consistent with the Equity Plan as the Committee in its discretion approves. The Committee has discretion to administer the Equity Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment, achievement of performance goals and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. All options and restricted stock awards granted to date provide for the acceleration of vesting in the event of a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Equity Plan.

The maximum aggregate number of shares subject to all awards that may be granted to a participant in any calendar year is 60,000 shares, subject to adjustment for changes in capitalization. Incorporation of this limit is intended to qualify the awards as performance-based compensation that is not subject to the Section 162(m) $1 million limit on deductibility for federal income tax purposes of compensation paid to certain senior officers, as further discussed below.

Amendment of Equity Plan

The Board may amend the Equity Plan subject to stockholder approval required to comply with any applicable tax or regulatory requirement.  The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant.

U.S. Federal Income Tax Consequences Relating to Awards under the Equity Plan

The following discussion summarizes certain U.S. federal income tax consequences of awards under the Equity Plan based on the law as in effect on the date of this proxy statement. It does not purport to cover federal employment taxes or other federal tax consequences that may be associated with awards, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (1) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (2) the Company may not take a deduction for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a “disqualifying disposition”), the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. The Company would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. the Company would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any further tax deduction by the Company. The ordinary income recognized with respect to the receipt of shares upon exercise of a nonstatutory option will be subject to applicable wage withholding and other employment taxes.

Restricted Stock. Generally, a participant will be taxed at the time the restrictions on the shares lapse without a forfeiture. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect under Section 83(b) of the U.S. tax code within 30 days after the date of the grant to be taxed (as ordinary income) on the date of grant on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. If the shares subject to the Section 83(b) election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. In either case, the Company would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant’s disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and will not result in any further tax deduction by the Company.

Restricted Stock Units.  A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, the Company would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by the Company.

Other Tax Matters.

Section 162(m). United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the Chief Executive Officer or three most highly paid executive officers other than the Chief Financial Officer (each, a “covered person”) unless the compensation is “performance-based” as defined in Section 162(m) of the U.S. tax code. Stock options and SARs granted under the Equity Plan are performance-based compensation if they have exercise prices not less than the fair value of Common Stock on the date of grant. In the case of restricted stock and restricted stock units, performance goals generally must be pre-established for the relevant performance period and satisfaction of any such performance goals must be certified by the Committee.

Section 162(m) also requires that the general business criteria of any performance goals that are established by the Committee be periodically reapproved by stockholders in order for such awards to be considered performance-based and to preserve the Company's federal income tax deductions that may become available to the Company when payments based on these performance goals are made to covered persons. The Equity Plan sets forth the following list of business criteria upon which the Committee may establish performance goals for deductible performance-based awards made to covered persons: (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets, or capital; (vi) economic profit (economic value added); (vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share; (xii) cash flow; (xiii) customer satisfaction; (xiv) operating profit; or (xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the performance of the Company generally. Shareholder approval of the amended Equity Plan pursuant to this Proposal 3 will constitute re-approval of the material terms of the performance goals of the Equity Plan for purposes of Section 162(m).

Parachute Payment Tax. A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock or restricted stock units in connection with a change in control might be deemed to have received an “excess parachute payment” under federal tax law. In such cases, the participant may be subject to an excise tax and the Company may be denied a tax deduction.

Plan Benefits

To date, the Committee has granted stock options and restricted stock under the Equity Plan in the following aggregate amounts to: (i) Matthew Boyle, President and Chief Executive Officer, 125,000 shares, (ii) Paul N. Farquhar, Vice President and Chief Financial Officer, 27,000 shares, (iii) all current executive officers as a group, 152,000 shares, (iv) all current non-employee directors as a group, 85,000 shares, and (v) all other employees as a group, 170,500 shares.

The following table sets out the status of shares authorized for issuance under equity compensation plans at September 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at end of year
	(a)	(b)	(c)
Equity compensation plans approved by security holders: 1996 Equity Incentive Plan 1998 Directors Stock Option Plan	58,500 5,000	$7.17 $5.40	54,500 -
Sub Total	63,500	$7.03	54,500
Equity compensation plans not approved by security holders	-	-	-
Total	63,500	$7.03	54,500

The closing price of the Company’s Common Stock on the NASDAQ Capital Market on December 2, 2009 was $3.00.

Vote Required

Approval of an increase in the number of shares authorized for issuance under the Equity Plan will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends that you vote FOR the approval of the increase in the number of shares authorized for issuance under the Company’s 1996 Equity Incentive Plan.

Director Independence

The Board has determined that all directors, other than Mr. Boyle, are independent under the NASDAQ Capital Market rules, based on information known to the Company and on the annual questionnaire completed by each director. The Company may from time to time have arms-length commercial dealings with companies of which its directors may be officers and/or directors. To the Company’s knowledge, during fiscal 2009, there were no such dealings and none of the independent directors had any other business, financial, family or other type of relationship with the Company or its management other than as a director and stockholder.

PROPOSAL 3:     RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010

Upon the recommendation of its Audit Committee, the Board of Directors has appointed the independent registered public accounting firm of Caturano and Company, P.C. (“Caturano”), an independent member of Baker Tilly International, as independent auditor to conduct the annual audit of the Company’s financial statements for the fiscal year ending September 30, 2010 and is seeking stockholder ratification of the appointment. Caturano audited the Company's financial statements in fiscal 2009, and the Audit Committee believes it is well qualified to continue.

Representatives of Caturano are expected to attend the annual meeting and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

The fees billed by Caturano for each of the last two fiscal years are set out below. They include fees billed by independent Baker Tilly International members in the United Kingdom, France, the Netherlands and Poland relating to the United Kingdom and French subsidiaries of the Company.

	(in thousands)
	2009	2008
Audit fees	$168	$173
Audit-related fees	5	6
Tax fees	25	29
All other fees	24	10
Total	$222	$218

The audit-related fees in fiscal 2009 and fiscal 2008 relate to the audit of the pension plan for the Company’s UK subsidiary. The tax fees for both years are for the filing of the Company’s tax returns in both the United States and the United Kingdom and in both years also include fees for tax advice on employee benefits. The other fees disclosed above are for advice in relation to indirect taxes and employment taxes.

All of the above fees were approved by the Audit Committee before the respective engagements were undertaken. The Company has not adopted pre-approval policies and procedures relating to non-audit services.

Vote Required

Ratification of the appointment of Caturano by the stockholders is not required by law or by the Company’s by-laws. The Board of Directors is nevertheless submitting this non-binding resolution to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting, the Audit Committee intends to reconsider its recommendation of Caturano as independent auditors. The Company may retain the firm for fiscal 2010 notwithstanding a negative stockholder vote.

The ratification of the appointment of Caturano will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends that you vote FOR the ratification of the selection of
Caturano as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

Board Meetings

During the fiscal year ended September 30, 2009, the Board of Directors held a total of eight meetings. The Board regularly holds meetings at which only independent directors are present. All Board members are expected to attend the annual meeting of stockholders, subject to special circumstances. All of the Board members attended the annual meeting of stockholders in 2009.

Communications to the Board

Stockholders may communicate with the Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Tech/Ops Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communications are addressed.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all the members of which are independent, as defined by Securities and Exchange Commission rules and NASDAQ Capital Market listing standards, as applicable. In addition to the meetings described below, the members of each committee communicate regularly amongst themselves and with management on Company matters.

Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee operates under a written charter that is available on the Company’s web site: www.techopssevcon.com.

Audit Committee. The Audit Committee is composed of four directors. The Board has determined that at least one of the members of the Committee, Mr. Rosenberg, is an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Committee selects, evaluates and oversees the Company’s independent auditors, approves any engagement of the independent auditors to perform non-audit services, and oversees the Company’s internal accounting and financial controls. It reviews the audited financial statements and discusses them, as well as the adequacy and quality of the Company’s financial reporting principles and procedures, with management and the auditors together and in separate executive sessions. It also reviews and approves related person transactions. The Audit Committee met six times during the fiscal year ended September 30, 2009. The Committee’s report appears on page 15.

Compensation Committee. The Compensation Committee is composed of three directors. Generally all compensation and fringe benefit programs of the Company are subject to the review and approval of the Committee, which also reviews and determines the base salary and incentive compensation of the executive officers and a group of senior managers, as well as grants of equity compensation to all employees. The Chief Executive Officer provides a detailed performance assessment and compensation recommendation for each executive officer (other than himself), which the Committee considers in making its decisions. The Compensation Committee usually makes annual equity grants to executives in its December meeting each year, although, in light of the current economic conditions, it has deferred consideration of any fiscal 2010 grants until January 2010. Other compensation decisions are made throughout the year as circumstances warrant.  All compensation actions taken by the Committee are reported to the full Board of Directors, and are subject to the approval of the Board, excluding management. The Committee did not use the services of any compensation consultants during the past fiscal year.

 The Committee also reviews and makes recommendations to the Board on director compensation and equity awards, on policies and programs for the development of management personnel, as well as management structure and organization.The Compensation Committee met once during the fiscal year ended September 30, 2009.

Nominating and Governance Committee. The Nominating and Governance Committee is composed of three directors. It considers nominations to the Board and recommends to the Board of Directors action related to Board composition, size and effectiveness and management succession plans for the positions of Chairman of the Board and Chief Executive Officer. The Nominating and Governance Committee met once during the fiscal year ended September 30, 2009.

Director Nominations

In identifying potential candidates and selecting nominees for directors, the Nominating and Governance Committee does not foreclose any sources. The Committee reviews candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee or recommended by the Board.

The Nominating and Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary objective for director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company’s strategic needs.

The minimum qualifications for director nominees are that they:

a)	be able to dedicate time and resources sufficient for the diligent performance of the duties required of a member of the Board,
b)	not hold positions or interests that conflict with their responsibilities to the Company,
c)	comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations.

Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with NASDAQ Capital Market independence rules.

The Nominating and Governance Committee’s process for evaluating nominees for director, including nominees recommended by stockholders, is to consider their skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would most complement those of the current directors, including the diversity, age, skills and experience of the Board as a whole.

In order to recommend a candidate for consideration by the Nominating and Governance Committee, a stockholder must provide the Committee with the candidate's name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of the Company and information relevant to the considerations described above. Such information should be sent to the Nominating and Governance Committee of Tech/Ops Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Corporate Secretary. The Committee may seek further information from or about the candidate, or the stockholder making the recommendation, including information about all business and other relationships between the candidate and the stockholder.

Director Compensation

Directors of the Company (except Mr. Boyle) are each paid $18,000 per year for their services. Mr. Steadman, the Chairman of the Board of Directors, and each committee chairman, Mr. Rosenberg (Chairman of the Audit Committee), Mr. Hemsley (Chairman of the Compensation Committee), and Dr. Schorr (Chairman of the Nominating and Governance Committee), receives an additional $3,000 per year for their duties as such. In fiscal 2009, in line with salary reductions in the company workforce, director fees were reduced by 10%.

Consistent with past practice, the Compensation Committee granted 2,000 shares of restricted stock to each of the non-employee directors on January 27, 2009. Restricted shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the recipient until they vest. Such restricted shares will fully vest the day before the 2010 annual meeting of stockholders or, if earlier, upon the recipient’s death or disability or upon a change in control of the Company. If the recipient’s service as a director of the Company is terminated for any reason other than the recipient’s death or disability, any unvested shares will be forfeited and returned to the Company, unless the Committee determines otherwise in its discretion.

The following table shows compensation paid to all non-employee directors who served during fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total($)
Maarten D. Hemsley	20,125	7,507	1,382	29,014
Paul B. Rosenberg(3)	20,125	7,507	-	27,632
Marvin G. Schorr	20,125	7,507	-	27,632
Bernard F. Start	17,250	7,507	-	24,757
David R.A. Steadman	20,125	7,507	-	27,632
Paul O. Stump	17,250	7,507	-	24,757

(1)
Represents the compensation expense incurred by the Company relating to restricted stock awards and stock options held by the director during fiscal 2009, determined in accordance with FASB authoritative guidance in respect of accounting for stock based compensation using the methodology described in Note (1) E to the Company’s Financial Statements included in the fiscal 2009 Form 10-K, which assumed that there would be no forfeitures of restricted stock awards. For options, the amount shown above assumes no forfeitures.

(2)	As of September 30, 2009, the non-employee directors held restricted stock and options as follows:

	Restricted Stock	Outstanding Options
Name	# Shares	# Shares	# Shares Vested
Maarten D. Hemsley	2,000	5,000	3,000
Paul B. Rosenberg	2,000	-	-
Marvin G. Schorr	2,000	-	-
Bernard F. Start	2,000	-	-
David R.A. Steadman	2,000	-	-
Paul O. Stump	2,000	-	-

(3)	Mr. Rosenberg is a participant in the Company’s Directors Retirement Plan, which was terminated in 1997. The change in value of his accumulated benefit under the Plan in 2009 was $2,341.

Stock Ownership Policy

           In 2004, the Board adopted Equity Compensation Guidelines in which it established a target level of stock ownership for directors of twice the level of annual cash compensation. Grants of restricted stock will be intended in part to assist in reaching these levels of ownership over time. Shares held by members of a person’s immediate family or a trust for his or their sole benefit may be counted towards the ownership requirement. Each director is required to refrain from selling Company stock acquired as restricted stock (other than to make required tax payments related to a grant) if the value, based on current market price, of his Company stock after the sale would be below his designated ownership level. The Compensation Committee has discretion to make exceptions in extraordinary circumstances where not contrary to Company goals, such as cases of significant personal hardship.

EXECUTIVE COMPENSATION

Compensation Tables

The following tables provide information for the last fiscal year concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year.

Fiscal 2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)
Matthew Boyle President and Chief Executive Officer	2009	$216,062	$-	$34,315	$9,800	$9,577	$269,754
	2008	$290,172	$-	$33,525	$11,954	$12,434	$348,085
Paul N. Farquhar Vice President and Chief Financial Officer	2009	$136,637	$-	$26,149	$-	$4,999	$167,785
	2008	$183,017	$-	$23,899	$-	$6,519	$213,435

(1)
Messrs. Boyle and Farquhar are residents of the United Kingdom and receive their cash compensation in British Pounds. The amounts shown in the table were determined using the exchange rates (ranging from $1.37 to $1.65 per Pound during fiscal 2009) in force on the respective payment dates. In April 2009, to preserve cash and lower the costs of the business, the executive officers, in line with the rest of the Company workforce, implemented a 10% salary sacrifice. This sacrifice was still in place at the end of the fiscal year although the Company  restored salaries to previous levels in December 2009. The following table sets out their cash compensation as actually paid in British Pounds (£):

	Year	Salary (£)(1)	Bonus (£)(1)	All Other Compensation (£)
Mr. Boyle	2009	£141,550	£-	£6,954
	2008	£147,450	£-	£6,879
Mr. Farquhar	2009	£89,505	£-	£3,625
	2008	£93,000	£-	£3,592

(2)
The amounts shown in these columns do not reflect compensation actually received by the executive officer. Instead, they represent the compensation expense incurred by the Company relating to restricted stock awards and stock options, respectively, held by the officer during fiscal 2009. These amounts are determined in accordance with FASB authoritative guidance in respect of accounting for stock based compensation using the assumptions described in Note (1) E to the Company’s financial statements included in the fiscal 2009 Form 10-K, except that no forfeitures of awards have been assumed.

Outstanding Equity Awards at Fiscal 2009 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(†)
Matthew Boyle Matthew Boyle Matthew Boyle Matthew Boyle Matthew Boyle Matthew Boyle	10,000 7,000 8,000	- 3,000 (1) 8,000 (2)	$10.63 $9.60 $4.37	Nov 1, 2009 Nov 6, 2011 Apr 30, 2013	3,000 (3) 6,000 (4) 15,000 (5)	$9,840 $19,680 $49,200
Paul N. Farquhar Paul N. Farquhar					12,000 (6) 10,000 (7)	$39,360 $32,800

(†)	Based on the closing sale price ($3.28) of the Common Stock on September 30, 2009, the last trading day of the fiscal year.
(1)	The shares subject to this option vest at 1,000 shares per year, beginning on November 6, 2009.
(2)	The shares subject to this option vest at 2,000 shares per year, beginning on April 30, 2010.
(3)	These shares of restricted stock vest on the earlier of November 21, 2009, or the third business day after the Company publicly announces its financial results for fiscal 2009.
(4)
These shares of restricted stock vest as to 3,000 shares per year on the third business day after the Company publicly announces its financial results for fiscal 2009 and the earlier of December 5, 2010, or the third business day after the Company publicly announces its financial results for fiscal 2010.

(5)
These shares of restricted stock vest as to 3,000 shares per year on the third business day after the Company publicly announces its financial results for fiscal 2009, 2010, 2011, 2012, and the earlier of January 26, 2014, or the third business day after the Company publicly announces its financial results for fiscal 2013.

(6)
These shares of restricted stock vest as to 3,000 shares per year on the third business day after the Company publicly announces its financial results for fiscal 2009, 2010, 2011, and the earlier of December 3, 2012, or the third business day after the Company publicly announces its financial results for fiscal 2012.

(7)
These shares of restricted stock vest as to 2,000 shares per year on the third business day after the Company publicly announces its financial results for fiscal 2009, 2010, 2011, 2012, and the earlier of January 26, 2014, or the third business day after the Company publicly announces its financial results for fiscal 2013.

Pension Benefits

The executive officers participate in the Company’s U.K. Retirement Plan, a defined benefit plan, under which benefits at retirement (normally, age 65) are based upon 1/60th of final U.K. - base salary (as defined in the Plan) for each year of service, subject to a maximum of 2/3rds of final U.K. - base salary. The employee contributes 6% of base salary, with the balance of the cost being met by the Company. Benefits under the U.K. Retirement Plan are computed solely on the U.K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U.K. Social Security entitlement. The non-equity compensation of Messrs. Boyle and Farquhar is entirely U.K. based. A spouse’s pension of 50% of the employee’s pension is payable beginning at the death of the employee either before or during retirement. Pension payments escalate by at least 2.5% per year, compounded, and at a higher rate in certain circumstances.

Potential Payments upon Termination or Change in Control

Upon a change in control of the Company, whether or not the officer’s employment is terminated, vesting of shares of restricted stock and unvested stock options held by each officer would accelerate. (For this purpose, a "change in control" means a change in control of the Company that would be required by SEC rules to be reported in the Company’s proxy statement, including the acquisition by any person of beneficial ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities.) The value of this accelerated vesting for each officer, assuming that a change of control had occurred on September 30, 2009, would have been as follows: Mr. Boyle ($78,720) and Mr. Farquhar ($72,160). These amounts consist of (i) the value of the shares of restricted stock for which vesting accelerated, based on the $3.28 closing sale price of the Company’s Common Stock on September 30, 2009, plus (ii) the difference between the exercise prices of the options for which vesting accelerated and $3.28, multiplied by the respective numbers of option shares. Pursuant to their employment contracts, each of Mr. Boyle and Mr. Farquhar would be entitled to a minimum of three months pay on termination of employment. This amounts to £37,250 ($59,578 at the exchange rate in effect on September 30, 2009) for Mr. Boyle and £23,500 ($37,586) for Mr. Farquhar. The Company has no other arrangements with any executive officer to provide any other severance or benefits upon termination of employment or a change in control. Messrs. Boyle and Farquhar have each agreed not to compete with the Company for twelve months after termination of his employment.

AUDIT COMMITTEE REPORT

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended September 30, 2009, (ii) discussed with Caturano, the Company’s independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from Caturano required by applicable requirements of the Public Company Accounting Oversight Board regarding Caturano’s communications with the Audit Committee concerning independence, and discussed with Caturano its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended September 30, 2009 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                                                                                                                                         Members of the Audit Committee

                                                                                                                                                         Paul B. Rosenberg, Chairman
                                                                                                                                                         Maarten D. Hemsley
                                                                                                                                                         David R. A. Steadman
                                                                                                                                                         Paul O. Stump

TRANSACTIONS WITH RELATED PERSONS

During fiscal 2009, no related person transactions requiring disclosure in the proxy statement were identified or submitted to the Audit Committee for approval.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING;
ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the annual meeting in 2011, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than August 19, 2010.

The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

The 2011 annual meeting of stockholders will be held on January 25, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons owning more than 10% of the Company’s registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of the Company’s equity securities and to provide the Company with copies of all Section 16(a) reports they file.

Based on a review of the reports filed by such persons with respect to the Company’s last fiscal year, the Company believes that all its executive officers and directors have complied with the Section 16(a) filing requirements.

OTHER BUSINESS

The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Dated December 17, 2009

PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com:

TECH/OPS SEVCON, INC. Annual Meeting of Stockholders January 26, 2010 5:00 PM
                                                                                                                                       This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul B. Rosenberg, Paul N. Farquhar and Matthew C. Dallett or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TECH/OPS SEVCON, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders, to be held at 5:00 PM, EST on January 26, 2010, at  Edwards, Angell, Palmer & Dodge LLP, 20th Floor 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

TECH/OPS SEVCON, INC.
155 NORTHBORO ROAD
SOUTHBOROUGH, MA 01772

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                                               KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                                                                                DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote             For     Withhold            For All
FOR the following:                                                                   All        All                   Except

1. Election of Directors                                                                0                       0                          0
    Nominees

01 Hemsley                                02 Schorr                      03 Steadman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

______________________________________________________________________

The Board of Directors recommends you vote FOR the following proposal(s):      For                    Against                      Abstain

2. To approve the amendment of the Company’s 1996 Equity Incentive Plan.                              0                          0                                   0

3. To ratify the selection of the independent auditors.                                                                      0                          0                                   0

NOTE: The person(s) named in this proxy are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]                                                                           Date:

Signature (Joint Owners)                                                                                                      Date:

Appendix

TECH/OPS SEVCON, INC.

1996 EQUITY INCENTIVE PLAN

(As Amended and Restated)

1.           Purpose and History

The purpose of the Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan as amended and restated (the “Plan”) is to attract and retain key employees, directors, and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

The Plan was originally adopted by the Board and approved by the Company’s stockholders effective as of January 31, 1996.  The Board and the Company’s stockholders subsequently approved an amendment to the Plan effective as of January 21, 2003, increasing the number of shares available for award.

The Board and the Company’s stockholders also adopted and approved the establishment of the 1998 Director Stock Option Plan effective as of January 28, 1998 (the “Directors’ Plan”).  Effective as of January 27, 2004, non-employee directors of the Company shall be eligible to participate in this Plan, any remaining shares of Common Stock available for grant under the Directors’ Plan shall instead be available for issue under this Plan, and no further options shall be granted under the Directors’ Plan.  Any options that are outstanding under the Directors’ Plan as of January 27, 2004, shall continue to be governed by the terms and conditions of the Directors’ Plan and the relevant grant agreements.

2.           Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Foreign National Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof.  If a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “disinterested person” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $.10 par value, of the Company.

“Company” means Tech/Ops Sevcon, Inc.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Foreign National Award” – See Section 9(i).

“Incentive Stock Option” – See Section 6(a).

“Nonstatutory Stock Option” – See Section 6(a).

“Option” – See Section 6(a).

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Goals” means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m):  (i) increases in the price of the Common stock; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets, or capital; (vi) economic profit (economic value added); (vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share; (xii) cash flow; (xiii) customer satisfaction; (xiv) operating profit; or (xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices.  Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 9(l) during which the Performance Goals will be measured.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Period” – See Section 8(a).

“Restricted Stock” – See Section 8(a).

“Restricted Stock Unit” – See Section 8©.

“Stock Appreciation Right” or “SAR” – See Section 7(a).

3.           Administration

The Plan shall be administered by the Committee.  The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan.  The Committee’s decisions shall be final and binding.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants, a maximum for any one Participant, and such other features of the Awards as required by applicable law.

4.           Eligibility

All employees and, in the case of Awards other than Incentive Stock Options under Section 6, consultants and directors of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.  Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

5.           Stock Available for Awards

(a)
Amount.  Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 250,000 shares of Common Stock, together with all shares of Common Stock available for issue under the 1987 Plan on January 31, 1996, and all shares of stock available for issuance under the Directors’ Plan as of January 27, 2004.  If any Award (including any grant under the 1987 Plan or the Directors’ Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.  Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)
Adjustment.  In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c)
Limit on Individual Grants.  The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any calendar year shall not exceed 60,000 shares, subject to adjustment under subsection (b).

6.           Stock Options

(a)
Grant of Options.  Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”).  The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.  No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

(b)
Terms and Conditions.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.  The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

(c)
Payment.  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company.  Such payment may be made in whole or in part in cash or through a so-called “cashless” or “broker-assisted” exercise.  To the extent permitted by the Committee at or after the grant of the Option, such payment may also be made by delivery of a note (subject to the limitations of Section 9(g)) or shares of Common Stock owned by the optionee, including vested Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

7.           Stock Appreciation Rights

(a)
Grant of SARs.  Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option.  SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.  The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

(b)
Exercise Price.  The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined.  An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option.  An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(c)
Limited SARs.  An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

8.           Restricted Stock and Restricted Stock Units

(a)
Grant of Restricted Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards.  Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b)
Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

(c)
Restricted Stock Units.  Subject to the provisions of the Plan, the Committee may grant the right to receive in the future shares of Common Stock subject to forfeiture (“Restricted Stock Units”) and determine the duration of the Restricted Period during which, and the conditions under which, the Award may be forfeited to the Company and the other terms and conditions of such Awards.  Restricted Stock Unit Awards shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter.  Such Awards shall be made in the form of “units” with each unit representing the equivalent of one share of Common Stock.

9.           General Provisions Applicable to Awards

(a)
Reporting Person Limitations.  Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person’s lifetime only by such person or by such person’s guardian or legal representative.  If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b)
Documentation.  Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan (including but not limited to the requirement that a Participant satisfy Performance Goals) or to comply with applicable tax and regulatory laws and accounting principles.

(c)
Committee Discretion.  Each type of Award may be made alone, in addition to or in relation to any other Award.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d)
Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e)
Termination of Employment or Service.  The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.  Unless the Committee provides otherwise in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which the Participant renders service ceases to be an Affiliate of the Company.

(f)
Change in Control.  In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions:  (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g)
Loans.  The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.  Notwithstanding the foregoing, no loans may be made to any director or executive officer (or equivalent thereof) of the Company which would be prohibited by Section 13(k) of the Exchange Act.

(h)
Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)
Foreign National Awards.  Notwithstanding anything to the contrary contained in this Plan, Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j)
Amendment of Award.  The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k)
Exchange Programs.  In addition to the authority granted to the Committee in Section 9(j), the Committee may, without further shareholder approval, engage in one or more exchange offers under which Participants may elect to exchange or surrender their outstanding Awards (including awards made under the Directors’ Plan) for other Awards or cash (each, an “Exchange Program”).  Each Exchange Program shall provide that each eligible Participant must exchange or surrender Awards with a fair value (as determined by the Committee using established methods including but not limited to Black-Scholes) equal to or greater than the fair value of the replacement Award or the present value of any cash consideration, as the case may be.  No Award granted on or after January 27, 2004, shall be eligible for any Exchange Program.

(l)
Code Section 162(m) Provisions.  If the Committee determines at the time Restricted Stock or a Restricted Stock Unit is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, Shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period.  Prior to the payment of any Award subject to this Section 9(l), the Committee shall certify in writing that the Performance Goals applicable to such award were met.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

10.           Miscellaneous

(a)
No Right To Employment.  No person shall have any claim or right to be granted an Award.  Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service, or to limit the right of the Company to discharge any Participant at any time.

(b)
No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.  A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)
Effective Date.  Subject to the approval of the stockholders of the Company, the Plan as herein amended and restated shall be effective on January 27, 2004.  Unless terminated earlier by the Board, the Plan shall terminate such that no further Awards shall be made as of January 27, 2014.

(d)
Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

(e)	Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.